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                                                               EXHIBIT 2(c)

                            STOCKHOLDERS AGREEMENT


    STOCKHOLDERS AGREEMENT, dated as of September 16, 1996, by and between PennFirst Bancorp, Inc. ("PennFirst"), a Pennsylvania corporation headquartered in Ellwood City, Pennsylvania, and certain stockholders of Troy Hill Bancorp, Inc. ("THB"), a Pennsylvania corporation headquartered in Pittsburgh, Pennsylvania, named on Schedule I hereto (collectively the "Stockholders").

    WHEREAS, PennFirst and THB have entered into an Agreement and Plan of Reorganization, dated as of the date hereof ("Agreement"), which is being executed simultaneously with the execution of this Stockholders Agreement ("Stockholders Agreement") and provides for, among other things, PennFirst's acquisition of THB ("Agreement"), by means of a merger of THB with and into PennFirst ("Merger") pursuant to an Agreement of Merger which is attached as Appendix A to the Agreement; and

    WHEREAS, in order to induce PennFirst to enter into the Agreement, each of the Stockholders agrees, among other things, to vote in favor of the Agreement in his or her capacity as a stockholder of THB.

    NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. OWNERSHIP OF THB COMMON STOCK. Each Stockholder represents and warrants that he or she has or shares the right to vote and dispose of the number of shares of common stock of THB, par value $.01 per share ("THB Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

2. AGREEMENTS OF THE STOCKHOLDERS. Each Stockholder covenants and agrees that:

         (a) such Stockholder shall, at any meeting of THB's stockholders called for the purpose ("THB Stockholder Meeting"), vote, or cause to be voted, all shares of THB Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the related Agreement of Merger and against any plan or proposal pursuant to which THB or any subsidiary thereof is to be acquired by or merged with, or pursuant to which THB or any subsidiary thereof proposes to sell all or substantially all of its assets and liabilities to, any person, entity or group (other than PennFirst or any affiliate thereof);

         (b) such Stockholder shall, at a THB Stockholder Meeting, use his or her best efforts to have each member of his or her immediate family who owns THB Common Stock vote, or cause to be voted, all shares of THB Common Stock in


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     which such immediate family member has the right to vote (whether owned as of the date hereof or hereinafter acquired) in favor of the Agreement and related Agreement of Merger and against any plan or proposal pursuant to which THB or any subsidiary thereof is to be acquired or merged with, or pursuant to which THB or any subsidiary thereof proposes to sell all or substantially all of its assets and liabilities to any person, entity or group (other than PennFirst or any affiliate thereof);

         (c) such Stockholder shall not, prior to the final voting record date established in connection with the THB Stockholder Meeting, sell, pledge, transfer or otherwise dispose of his shares of THB Common Stock;

         (d) such Stockholder shall use his best efforts to cause THB to comply with the covenants made by THB in the Agreement, to consummate the Merger and the other transactions contemplated by the Agreement and the related Agreement of Merger;

         (e) such Stockholder shall not in his capacity as a stockholder of THB directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than PennFirst or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving THB or any subsidiary thereof (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director or officer of THB); and

         (f) such Stockholder shall use his best efforts to take or cause to be taken all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholders Agreement.

3. CERTAIN TRANSFERS. In the event of any transfer of shares of THB Common Stock by operation of law, this Stockholders Agreement shall be binding upon and inure to the benefit of the transferee. Any transfer or other disposition of shares of THB Common Stock in violation of Section 2 hereof shall be null and void.

4. TERMINATION. The parties agree and intend that this Stockholders Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholders Agreement are inadequate. This Stockholders Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

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5.  NOTICES.  Notices may be provided to PennFirst and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at THB in the manner specified in such section.

6. GOVERNING LAW. This Stockholders Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

7. COUNTERPARTS. This Stockholders Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholders Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

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    IN WITNESS WHEREOF, PennFirst, by a duly authorized officer, and each of the Stockholders have caused this Stockholders Agreement to be executed as of the day and year first above written.

                                  PENNFIRST BANCORP, INC.


                             By:  /s/ Charlotte A. Zuschlag
                                  -------------------------------------
                                  Charlotte A. Zuschlag
                                  President and Chief Executive Officer

                                  STOCKHOLDERS:


                                  --------------------------------------
                                  Harry B. Thaner


                                  /s/ Ellry N. Davis
                                  --------------------------------------
                                  Ellry N. Davis


                                  /s/ Raymond K. Aiken
                                  --------------------------------------
                                  Raymond K. Aiken


                                  /s/ Joseph W. Snyder
                                  --------------------------------------
                                  Joseph W. Snyder


                                  /s/ Edwin A. Thaner
                                  --------------------------------------
                                  Edwin A. Thaner


                                  /s/ Lawrence C. Kerr
                                  --------------------------------------
                                  Lawrence C. Kerr


                                  /s/ Nancy H. Kufner
                                  --------------------------------------
                                  Nancy H. Kufner


                                  /s/ Marilyn L. Scripko
                                  --------------------------------------
                                  Marilyn L. Scripko


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                               SCHEDULE I



                                       Number of Shares of THB
                                             Common Stock
Name of Stockholder                       Beneficially Owned
--------------------                   ------------------------

Raymond K. Aiken                               12,246
Ellry N. Davis                                 22,079
Lawrence C. Kerr                                8,243
Nancy H. Kufner                                 2,578
Marilyn L. Scripko                              7,605
Joseph W. Snyder                                7,346
Edwin A. Thaner                                 9,681
Harry B. Thaner                                 9,496


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